EXHIBIT 23.10

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information and to the use of our report on the financial statements of WM Life Deferred Variable Annuity Account, dated April 9, 1998, and our report on the financial statements of WM Life Insurance Company, dated March 20, 1998, in Post-Effective Amendment Number 15 to the Registration Statement (Form N-4, No. 33-11-11) and related Prospectus of WM Life Deferred Variable Annuity Account.

Seattle, Washington
April 27, 1998

/s/ Ernst & Young LLP
Ernst & Young LLP